Orbital Sciences Corporation
November 21, 1995
Page 1
                                                       Exhibit 5

                              November 21, 1995




Orbital Sciences Corporation
21700 Atlantic Boulevard
Dulles, Virginia  20166

Ladies and Gentlemen:

   This opinion is rendered to you in connection with the Registration Statement on Form S-8, filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), for the registration by Orbital Sciences Corporation (the "Company") of the sale by it of 328,399 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), from time to time pursuant to the following stock option plans of MacDonald, Dettwiler and Associates Ltd., a newly acquired subsidiary of the Company: Amended and Restated Key Employee Share Option Plan - 1994, Key Employee Share Option Plan
- 1993, Key Employee Share Option Plan - 1988, and Employee Share Option Plan - 1988, in each case as amended to date (together, the "Plans") (the 328,399 shares issuable pursuant to the Plans are collectively referred to herein as the "Shares").

   We have acted as counsel for the Company in connection with the preparation and filing of the Registration Statement. In connection with this opinion we have examined the Restated Certificate of Incorporation and Bylaws of the Company and all amendments thereto and have examined and relied on the original, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments, including the Plans, as in our judgment were necessary or appropriate to enable us to render the opinions express below.

   Based on the foregoing, we are of the opinion that:

   1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

   2. The Shares have been duly authorized and, when issued and sold by the Company pursuant to the Plans, will be validly issued, fully paid and non-assessable.

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   We hereby consent to your filing this opinion as an exhibit to the
Registration Statement. We understand that this opinion is to be used only in connection with the offer and sale of the Common Stock described above while the Registration Statement is in effect.

                                     Very truly yours,

                                     /s/ Ropes & Gray

                                     Ropes & Gray

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